UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2011

ALTRA HOLDINGS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-33209	61-1478870
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Granite Street, Suite 201 Braintree, Massachusetts	02184
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 917-0600

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On March 18, 2011, Altra Holdings, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) with the Securities and Exchange Commission to report the Company was not in compliance with the requirement in NASDAQ Marketplace Rule 5605 (“Rule 5605”) that the audit committee must have a minimum of three members, all of whom must be independent. This amendment to Form 8-K is being filed to update the disclosures provided in the Original Report.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The Company previously disclosed in the Original Report that on March 18, 2011, the Company verbally notified the Listing Qualification department of The NASDAQ Stock Market (“NASDAQ”) that the Company was not in compliance with Rule 5605, which imposes certain conditions on listed companies, including that the audit committee must have a minimum of three members, all of whom must be independent, because the Company determined that James H. Woodward, Jr., a member of the Company’s board of directors (the “Board”), and a member and the chairman of the Audit Committee of the Board (the “Audit Committee”), is not an independent director under NASDAQ Marketplace Rule 5605(a)(2)(F) because Mr. Woodward’s brother-in-law is a current partner in the consulting practice of Deloitte & Touche, LLP (“Deloitte”), the Company’s independent registered public accounting firm.

The Company previously disclosed in the Original Report that Mr. Woodward resigned from the Audit Committee effective March 18, 2011. It also disclosed that on March 21, 2011, the Board took immediate action to restore the Company’s compliance with Rule 5605 by accepting Mr. Woodward’s resignation from the Audit Committee and appointing Michael Lipscomb to serve as a member of the Audit Committee. This action cured the Company’s noncompliance with the requirements that only independent directors serve on the Audit Committee. In connection with the appointment of Mr. Lipscomb to the Audit Committee, the Board, upon the recommendation of the Nominating and Corporate Governance Committee, determined that Mr. Lipscomb meets the independence requirements of the Securities and Exchange Commission and NASDAQ and meets NASDAQ’s financial literacy requirements. The Board also previously determined that the other two members of the Audit Committee, Edmund M. Carpenter and Lyle G. Ganske, qualify as “audit committee financial experts.” Therefore, the Company meets NASDAQ’s requirement that at least one Audit Committee member possess financial sophistication. Lyle Ganske was appointed to serve as the Chair of the Audit Committee.

On March 24, 2011, the Company received a letter from NASDAQ acknowledging that the Company was in violation of Rule 5605, but following Mr. Woodward’s resignation from the Audit Committee and appointment of Mr. Lipscomb, an independent director, to serve on the Audit Committee, the Company has now regained compliance with Rule 5605 and, subject to disclosing receipt of the letter from NASDAQ on this Form 8-K, the matter is now closed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Altra Holdings, Inc.

/s/ Glenn E. Deegan

Name:	Glenn E. Deegan
Title:	Vice President, Legal and Human Resources, General Counsel and Secretary

Date: March 25, 2011